Exhibit 21.1

                 SUBSIDIARIES OF IDI GLOBAL, INC.

        Internet Development, Inc.

        Nevada corporation

        Sports Media International, Inc.

        Nevada corporation

        Chief Financial, Inc.

        Texas corporation

                Subsidiary:        Professional Consulting Services

           Utah corporation

        IDI Small Business

        Utah corporation

                Subsidiary:        Worldwide Recruiting Solutions Inc.,

       Nevada corporation.

        IDI technology

        Nevada corporation